 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 1999
                             Registration Statement File No. 333-____
=========================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                              SOLUTIA INC.
         (Exact name of registrant as specified in its charter)

               DELAWARE                      43-1781797
     (State or other jurisdiction of      (I.R.S. Employer
      incorporation or organization)     Identification No.)

          10300 OLIVE BOULEVARD              63166-6760
             P. O. BOX 66760                 (Zip Code)
           ST. LOUIS, MISSOURI
(Address of Principal Executive Offices)

               SOLUTIA INC. SAVINGS AND INVESTMENT PLAN
                       (full title of the plan)

                        KARL R. BARNICKOL, ESQ.
                            General Counsel
                              Solutia Inc.
                        10300 Olive Boulevard
                           P. O. Box 66760
                    St. Louis, Missouri 63166-6760
                (Name and address of Agent for service)

                            (314) 674-1000
     (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
=========================================================================================================================
TITLE OF SECURITIES TO BE REGISTERED      AMOUNT TO BE    PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM      AMOUNT OF
                                           REGISTERED         PRICE PER SHARE        AGGREGATE OFFERING  REGISTRATION FEE
                                                                                            PRICE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value              4,250,000            $19.3125<F1>          $82,078,125<F1>     $22,917.72<F2>
    (and associated Preferred
    Share Purchase Rights)
=========================================================================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

--------
<F1>  Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(l) and based on the average of the high and low prices of the Common Stock, as reported in The Wall Street Journal for the New York Stock
      Exchange Composite Transactions for March 10, 1999.

<F2>  Includes a minimum registration fee of $100 for the Preferred
      Share Purchase Rights.

=========================================================================

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        Pursuant to General Instruction E to Form S-8, Solutia Inc. (the "Company") incorporates by reference the contents of the Company's Registration Statement on Form S-8 (File No. 333-34589) as filed with the Securities and Exchange Commission ("SEC") on September 16, 1997, except as the foregoing may be modified by the information set forth herein. This Registration Statement is being filed to register an additional 4,250,000 shares of Common Stock, $0.01 par value (the "Common Stock") and associated Preferred Share Purchase Rights.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees, and agents of the Company may be indemnified against any liabilities that they may incur in such capacity.

        Article VIII of the Company's Restated Certificate of
Incorporation provides for indemnification of directors and officers of the Company. Section 7.1 of the Company's By-Laws provides for indemnification of directors, officers, and employees of the Company.

        In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 8. EXHIBITS.

        See Exhibit Index at page 5.

        In lieu of an opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this the 16th day of March, 1999.

                                 SOLUTIA INC.
                                 (Registrant)

                                 By /s/ Karl R. Barnickol
                                   --------------------------
                                      Karl R. Barnickol
                                      Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                          TITLE                                   DATE
          ---------                          -----                                   ----

             <F*>             Chairman, Chief Executive Officer                  March 16, 1999
    -----------------------   and Director (Principal Executive Officer)
       Robert G. Potter


             <F*>             President and Director                             March 16, 1999
    -----------------------
      John C. Hunter III


             <F*>             Senior Vice President and Chief                    March 16, 1999
    -----------------------   Financial Officer (Principal Financial Officer)
      Robert A. Clausen


             <F*>             Vice President and Controller                      March 16, 1999
    -----------------------   (Principal Accounting Officer)
        Roger S. Hoard


             <F*>             Director                                           March 16, 1999
    -----------------------
       Robert T. Blakely


             <F*>             Director                                           March 16, 1999
    -----------------------
         Joan T. Bok


             <F*>             Director                                           March 16, 1999
    -----------------------
      Paul H. Hatfield


             <F*>             Director                                           March 16, 1999
    -----------------------
      Robert H. Jenkins


             <F*>             Director                                           March 16, 1999
    -----------------------
        Howard M. Love

                                             2


          SIGNATURE                          TITLE                                   DATE
          ---------                          -----                                   ----
             <F*>             Director                                           March 16, 1999
   ------------------------
     Frank A. Metz, Jr.


             <F*>             Director                                           March 16, 1999
   ------------------------
    William D. Ruckelshaus


             <F*>             Director                                           March 16, 1999
   ------------------------
      John B. Slaughter

    <F*> Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                 /s/ Karl R. Barnickol
                                 -------------------------------
                                     Karl R. Barnickol
                                     Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on March 16, 1999.



                                 SOLUTIA INC. SAVINGS AND
                                 INVESTMENT PLAN (Plan)


                                 By  /s/ Sheila B. Feldman
                                   ---------------------------------------
                                         Sheila B. Feldman, Chairman
                                         Employee Benefits Plans Committee
                                         Solutia Inc.

                           EXHIBIT INDEX


        These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.


Exhibit No.  Description
-----------  -----------
(4) Rights Agreement, dated as of August 6, 1997, between the Company and First Chicago Trust Company of New York (incorporated herein by reference to Exhibit 4 of the Company's Registration Statement on Form 10 filed with the Commission on August 7, 1997)

(5)          Omitted -- Inapplicable

(15)         Omitted -- Inapplicable

(23)         Consent of Deloitte & Touche LLP

(24)         Powers of Attorney submitted by Robert G. Potter, John
             C. Hunter III, Robert A. Clausen, Roger S. Hoard, Robert
             T. Blakely, Joan T. Bok, Paul H. Hatfield, Robert H. Jenkins, Howard M. Love, Frank A. Metz, Jr., William D. Ruckelshaus and John B. Slaughter (incorporated herein by reference to Exhibit 24(a) of the Company's Form 10-K for the year ended December 31, 1998 filed on March 16, 1999)